                                                                   EXHIBIT 10.13

                                                                        ORIGINAL

  [Confidential treatment has been requested for portions of this exhibit. The Confidential portions have been redacted and are denoted by [**]. The Confidential portions have been separately filed with the commission.]



                                                            Agreement No. ______

                           SOFTWARE LICENSE AGREEMENT
                           --------------------------

          This Agreement including the attached Schedules requires execution by Licensee and must be received by Licensor on or before SEPTEMBER 26, 1995 to be valid.

          Agreement dated as of September 26, 1995, between Voxware, Inc., a Delaware corporation, 172 Tamarack Circle, Skillman, New Jersey 08558 ("Licensor") and Microsoft Corporation, a Washington corporation, One Microsoft Way, Redmond, WA 98052-6399 ("Licensee")


1.   GRANT OF LICENSE:
     -----------------

(a) Licensor hereby grants to Licensee, on the terms and conditions hereinafter set forth, a non-exclusive, non-transferable worldwide license to Use the Licensed Programs in the software products described in Schedule A hereto
                                                        ----------
(the "Software Products"). Use of the Licensed Programs in any product other than the Software Products is hereby prohibited, unless prior written consent is obtained from Licensor. The license granted hereunder shall not be deemed to authorize Licensee to change or modify in any way any Licensed Program.

(b) For purposes of this Agreement, "Licensed Programs" means those computer software programs listed in Schedule B hereto (as well as any Updates
                            ----------
thereof furnished by Licensor pursuant to the terms of this Agreement), in machine readable binary format, as well as any related material, whether in machine readable, printed or other form, including but not limited to instructional and operations manuals. The term Licensed Program includes all or any portion of a Licensed Program incorporated in another program, whether in machine readable, printed or other form. The term Licensed Program does not include source code in any form.

(c) For purposes of this Agreement, "Use" means (i) transferring any portion of any Licensed Program from storage units or media into equipment for processing, whether by electronic, mechanical or other means; (ii) utilizing any portion of any Licensed Programs in the course of the operation of any equipment or in support of the use of any equipment or program; or (iii) merging and/or incorporating any Licensed Programs in machine readable form into another program, including the Software Products. "Use" also means referring to any instructional or operational manual included in the definition of Licensed Programs for the purpose of understanding or operating the Licensed Programs. Without limiting the foregoing, Licensee's license rights granted hereunder shall include the right to: (i) internally use the Licensed Programs to create the Software Products; (ii) incorporate into the Software Products the portions of the Licensed Programs identified as "redistributables" in Schedule B herein; and

(iii) to reproduce, manufacture, market, transmit, display, broadcast, distribute, sell, license, rent, or lease or otherwise transfer, either directly or indirectly through third parties, the Software Products containing such Licensed Programs.

(d) For purposes of this Agreement, Licensee is restricted to the specific corporation, or division thereof, designated as "Licensee" at the outset of this Agreement. Licensee does not include any affiliate of Licensee (i.e., any person which controls, is controlled by or under common control with Licensee); provided, however, that "Licensee" shall include Licensee's wholly owned subsidiaries.


2.   CONDITIONS OF LICENSE:
     ---------------------

(a) The license granted hereunder shall expire upon the expiration of this Agreement as set forth in, and subject to the terms of, Section 13 hereof.

(b) The license granted hereunder may under no circumstances be transferred, assigned or sublicensed by Licensee except as provided in Section 16(b) herein.

(c) Under no circumstances shall Licensee be deemed the owner of a copy of the Licensed Programs within the meaning of Section 117 of the Copyright Act of 1976 (as amended).


3.   PRICE:
     -----

(a)  The License Fees for the Licensed Programs shall be set forth in Schedule C
                                                                      ----------
hereto.

(b) Licensor may from time to time issue new releases of the Licensed Programs. Licensee may, at its option, license such new releases of the Licensed Program by paying the applicable Upgrade Fee(s) to Licensor as specified in Schedule C
                                                                    ----------
hereof. At Licensee's option, Licensee may license multiple new releases of the Licensed Program for the same title. If Licensee licenses such new release(s) from Licensor, such new release(s) shall constitute a Licensed Program and shall be subject to all the same terms and conditions of this Agreement.

(c) Any applicable sales, use, personal property, excise or other taxes (other than income or corporate franchise taxes) will be added to the license fee.


4.   TERMS OF PAYMENT; RECORDS:
     -------------------------

(a) Licensor shall invoice Licensee for Licensee Fees and Upgrade Fees (if any). Payment is due within thirty (30) days of the date of the invoice.

(b) Interest shall accrue on all amounts past due hereunder, including royalties, at the monthly rate of one and one-half percent (1-1/2%) or at the maximum legal rate, whichever is less.

5.   INSTALLATION:
     ------------

(a) It is the Licensee's responsibility, without charge to Licensor, to incorporate the Licensed Programs into the Software Products in accordance with documentation supplied by Licensor.

(b) It shall be the responsibility of Licensee to install the Licensed Programs at its own expense.


6.   PROPRIETARY RIGHTS:
     ------------------

(a) Title to the Licensed Programs shall at all times remain exclusively with Licensor. Licensee acknowledges that the Licensed Programs, and the original and any copies thereof, in whole or in part, and all copyright, patent, trade secret, trademark and other intellectual property and proprietary rights which now or hereafter may exist therein, are owned by and remain the exclusive valuable property of Licensor and embody substantial creative efforts, ideas and expressions. Under no circumstances shall Licensee attempt, or license others to attempt to decompile, disassemble or otherwise reverse engineer the Licensed Programs.

(b) Licensee shall include, and shall not alter or remove, any applicable copyright, patent, trade secret, trademark or other proprietary notices on all copies (in whatever form) of the Licensed Programs.

(c) The parties hereby acknowledge that this Agreement establishes a relationship of confidentiality between them, and Licensee acknowledges that the Licensed Programs are furnished by Licensor on a confidential basis. Unless otherwise agreed to in writing by Licensor, Licensee shall limit access to the Licensed Programs to its employees or contractors employed by Licensee. Such access shall be solely for the purpose of enabling Licensee to use the Licensed Programs as permitted by the terms of this Agreement.

(d) Licensee shall take all reasonable steps to safeguard the Licensed Programs to assure that no unauthorized persons have access to them and that no person authorized to have access to any of them takes any action with respect thereto which is herein prohibited. Licensee shall promptly report to Licensor the taking of any prohibited action with respect to any Licensed Program of which Licensee becomes aware and shall take such further steps as may reasonably be requested by Licensor to prevent such action.

(e) Except as provided in Section 6(a) herein, nothing in this Agreement shall be construed as restricting MS' ability or right to acquire, license, develop, create, manufacture or distribute for itself, or have others acquire, license, develop, create, manufacture or distribute for MS, similar technology performing the same or similar functions as the technology contemplated by this Agreement, or to market and distribute such similar technology in addition to, or in lieu of, the technology contemplated by this Agreement.


7.   EXCLUSIVE WARRANTY AND REMEDY:
     -----------------------------

(a) Licensor warrants that the Licensed Programs (excluding, for purposes of this subparagraph, any Updates furnished pursuant to this Agreement) will upon delivery substantially conform to the description thereof set forth in the pertinent user manuals. Licensee, however, acknowledges that

Licensed Programs are of such complexity that they may contain inherent defects and the mere existence thereof shall not constitute a breach of this warranty.

(b) As the sole and exclusive remedy for breach of the warranty contained in the Section 7(a) herein, Licensor shall provide the support services set forth in Section 11 hereof.

(c) Licensor's exclusive warranty and the remedy provided for breach thereof shall not apply to damage or deficiencies resulting from accident, alteration, modification, foreign attachments, misuse, tampering, negligence, improper maintenance, abuse or failure to implement any Updates furnished pursuant to this Agreement.

(d) Licensor reserves the right to make substitutions and modifications in the specification of the Licensed Programs, provided that such substitutions or modifications will in Licensor's reasonable opinion, improve performance of the Licensed Programs.


8.   DISCLAIMER OF ALL OTHER WARRANTIES:
     ----------------------------------

     EXCEPT FOR THE EXPRESS WARRANTY STATED IN PARAGRAPH 7 ABOVE, LICENSOR GRANTS NO WARRANTIES WITH RESPECT TO THE LICENSED PROGRAMS, EITHER EXPRESS OR IMPLIED, INCLUDING ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. THE STATED EXPRESS WARRANTY, AND THE REMEDY PROVIDED FOR BREACH THEREOF, ARE IN LIEU OF ALL OTHER LIABILITIES OR OBLIGATIONS OF LICENSOR (WHETHER SUCH LIABILITIES OR OBLIGATIONS WOULD ARISE UNDER THIS AGREEMENT OR OTHERWISE BY OPERATION OF LAW) FOR ANY DAMAGES WHATSOEVER ARISING OUT OF OR IN CONNECTION WITH THE DELIVERY, INSTALLATION, USE OR PERFORMANCE OF THE LICENSED PROGRAMS.


9.   LIMITATION OF LIABILITY:
     -----------------------

(a) IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER UNDER ANY LEGAL THEORY (INCLUDING BUT NOT LIMITED TO CONTRACT, NEGLIGENCE, MISREPRESENTATION, STRICT LIABILITY IN TORT OR WARRANTY OF ANY KIND) FOR ANY INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES (INCLUDING BUT NOT LIMITED TO LOST PROFITS), EVEN IF NOTICE EXISTS OF THE POSSIBILITY OF SUCH DAMAGES. THIS LIMITATION SHALL APPLY NOTWITHSTANDING ANY DETERMINATION THAT THE EXCLUSIVE REMEDY REFERRED TO IN SUBPARAGRAPH 7(b) ABOVE FAILED OF ITS ESSENTIAL PURPOSE.

(b) Without limiting the effect of the preceding subparagraph, Licensor's maximum liability, if any, for damages (including but not limited to liability arising out of contract, negligence, misrepresentation, strict liability in tort or warranty of any kind) shall not exceed the allocable portion of the fees paid by the Licensee for the Licensed Programs(s) involved during the preceding twelve (12) months. Nothing in this Section 9 shall apply to Licensor's obligations under Section 10 of this Agreement.

(c) Except as provided in Section 10 herein, Licensor shall under no circumstances be liable to Licensee for damages arising out of any claim (including, but not limited to, a claim for personal injury or property damage) made against Licensee by any other person or party.

(d) Licensee shall, at its cost and expense, defend, indemnify and hold Licensor harmless from and against any claim brought against Licensor (including, but not limited to, a claim for personal injury or property damage) by any third person or party arising out of or in connection with Licensee's use of the Licensed Programs to perform Licensee's applications, regardless of whether such claim is founded in contract, tort or warranty; provided, however, that Licensee's obligations under this Section 9(d) shall not apply to any claims for which Licensor is required to indemnify Licensee under Section 10 herein.

10.  PATENTS AND COPYRIGHTS:
     ----------------------

(a) Licensor shall defend, indemnify and hold harmless Licensee against any claim or action which alleges that Licensed Programs delivered hereunder, or the use thereof, constitute an infringement of any copyright, trade secret or other intellectual property right other than patent rights. Licensor's obligations hereunder will only apply if Licensee notifies Licensor promptly in writing as to any such claim; gives Licensor the right to control and direct the investigation, preparation, defense, trial and settlement of each such claim; and provides Licensor with information reasonably deemed necessary by Licensor or its counsel in connection with the foregoing. Licensee agrees to cooperate fully with Licensor in the defenses and/or settlement of each such claim. If Licensor receives notice of an alleged infringement or if the use of Licensed Programs is prevented based on an alleged infringement, Licensor shall, at its option, obtain for Licensee the right to continued use of any such Licensed Programs; substitute other comparable programs; or replace or modify such Licensed Programs or their design so that they are no longer infringing. The foregoing states the entire liability of Licensor with respect to infringement of any copyrights, trade secrets, or other intellectual property rights by Licensed Programs other than patents.

(b) Subject to the limit set forth below, Licensor shall defend, indemnify and hold harmless Licensee against any claim or action which alleges that Licensed Programs delivered hereunder, or the use thereof, constitute an infringement of any United States patent right. Licensor's obligations hereunder will only apply if Licensee notifies Licensor promptly in writing as to any such claim; gives Licensor the right to control and direct the investigation, preparation, defense, trial and settlement of each such claim; and provides Licensor with information reasonably deemed necessary by Licensor or its counsel in connection with the foregoing. Licensee agrees to cooperate fully with Licensor in the defenses and/or settlement of each such claim. If Licensor receives notice of an alleged infringement or if the use of Licensed Programs is prevented based on an alleged infringement, Licensor shall, at its option, obtain for Licensee the right to continued use of any such Licensed Programs; substitute other comparable programs; or replace or modify such Licensed Programs or their design so that they are no longer infringing. Licensor's total liability pursuant to this Section 10(b) shall in no event exceed the sum of Two Hundred Fifty Thousand Dollars (US $250,000.00). The foregoing states the entire liability of Licensor with respect to infringement of any patent rights. Licensor's obligation contained in this Section 10(b) does not extend to any suit or proceeding which is based upon a patent claim covering a combination of which any Licensed Program licensed under this Agreement is merely an element of the claim combined with other devices or elements not acquired hereunder unless Licensor is a contributory infringer or unless the infringement would not have occurred but for the inclusion of the Licensed Programs.

11.  SUPPORT SERVICES:
     ----------------

(a) Licensor shall, at such intervals as Licensor deems appropriate, distribute Updates to Licensee. Updates will consist of such corrections, modifications and minor improvements of Licensed Programs or portions thereof, in machine readable binary image format, as Licensor deems appropriate and which Licensor distributes generally to its other licensees. The determination of what features and functions shall be included in any Update and when to release such Updates will be at the sole discretion of Licensor. Licensee shall, upon receipt and acceptance of any Update, implement its use such that it replaces entirely any previous version of the Licensed Programs or portion thereof to which the Update applies. Upon implementation, an Update shall constitute a Licensed Program and shall be subject to all the terms and conditions of this Agreement. If Licensee declines to implement the use of any Update, Licensor will be under no obligation to furnish any further support services under this Agreement, and if Licensor chooses to honor Licensee's request for such services, any and all costs incurred to correct errors in any previous version of Licensed Programs will be borne by Licensee.

(b) Licensor shall use its best efforts to correct any Errors in Licensed Programs identified by Licensee in writing. Licensee acknowledges that the Licensed Programs are of such complexity that it may be impossible or impracticable to effectuate the correction of an Error. If an error is, in the opinion of Licensor, not reasonably capable of correction, Licensor will use its best efforts to advise Licensee on methods of avoiding or overcoming the Error. Licensor does not guarantee the results of any services provided under this section or that all or any Errors will be corrected, overcome or avoided. As used herein, and "Error" shall mean a defect(s) in the Licensed Programs which prevent them from performing in accordance with its specifications or documentation, and/or a Severity Level 1, 2, or 3 Error. (A Severity Level 1 Error is a problem which prevents or seriously impairs the performance of substantially all major functions; a Severity Level 2 Error is a problem which prevents or seriously impairs the performance of a major function; and a Severity Level 3 Error is a problem which disables or impairs the performance of a minor function.)

(c) Licensor shall appoint a designated contact through which Licensor shall provide Licensee with technical support, and where appropriate in Licensor's judgment, access to Licensor's developers. Telephone conferences with Licensor's designated support contact shall be scheduled at such times as MS may reasonably select. Licensor may name successor contacts upon notice to Licensee.

12.  EXCLUSIONS:
     ----------

(a) Licensor's obligation to provide support services hereunder is conditioned upon the proper use of the Licensed Programs and does not cover Licensed Programs that have been (i) modified without Licensor's approval, (ii) used contrary to Licensor's instructions or (iii) serviced by anyone other than Licensor. Licensor will not be obligated to furnish service hereunder if the need for such service arises from hardware malfunction, user error, conditions correctable by reference to available documentation or malfunction of programs not furnished by Licensor.

(b) If service is requested by Licensee and furnished by Licensor as a result be obligated to pay for such service at Licensor's standard rates then in effect for time, travel and materials, but only if Licensee was advised in writing of such obligation prior to Licensor's commencement of such work.

13.  TERM:
     ----

(a) This Agreement shall have a term of ten (10) years from date of this Agreement.

(b) Prior to expiration of the term of this Agreement, neither Licensor nor Licensee shall be entitled to terminate this Agreement, either with or without cause, provided, however, that such limitation shall not be deemed to restrict either party from exercising such legal or equitable rights or remedies, including rights to injunctive remedies such as specific performance, that such party may have available at law or under this Agreement in order to enforce such party's rights hereunder.

(c) Licensee's obligation to pay Licensor amounts due hereunder shall survive any expiration of this Agreement.

(d) Within thirty (30) days after Licensee has permanently discontinued the use of any Licensed Program or immediately upon the expiration of this Agreement, Licensee shall using its best efforts, return to Licensor the original and all copies (whether whole or partial) of the Licensed Programs in any form (other than copies incorporated in the Software Products already produced and existing) and shall certify in writing to Licensor that it has done so.

(e) Following expiration of this Agreement, Licensee shall have a six (6) month period in which to sell off all existing inventory of the Software Products.

14.  ATTRIBUTION AND LEGENDS:
     -----------------------

Licensee agrees to place Licensor's relevant trademark(s) on the package of any Software Products, on the reverse side where third party credits are customarily made. Licensee also agrees to place Licensor's name within the name in the customary credit screen within the Software Products, consistent with attributions made to other third parties. Further, Licensee agrees to place notice of any copyright or patent protection and any other proprietary legend reasonably requested by Licensor within such credit screen within the Software Products.

15.  ADVERTISING:
     -----------

(a) Upon Licensor's request, Licensee shall provide Mr. Anthony Chor (or a successor or designee) as a reference regarding the Licensed Programs to prospective customers of Licensor, subject to Mr. Chor's availability. Licensee agrees that Licensor may orally mention this License Agreement in sales presentations. Licensor also may mention this License Agreement in collateral materials consisting of sell sheets, brochures, packaging and related marketing materials subject to Licensee's prior written consent, which consent shall not be unreasonably withheld. Licensee may, at its discretion, provide quotes attesting to the quality of the Licensed Program for attribution in Licensor's marketing materials. Licensor shall, in connection with its activities under this section, ensure that all trademarks and copyrights pertaining to Licensee will be observed.

(b) The parties agree to issue a joint press release announcing the execution of this Agreement.

(c) Licensor shall use commercially reasonable efforts to assist Licensor in promoting its products to Licensee's software developer network, subject to Licensee's then-current policies.

16.  GENERAL:
     -------

(a) This Agreement will not be binding upon Licensor until signed by Licensee and Licensor.

(b) Neither party may assign this Agreement without the prior written consent of other party.

(c) This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey.

(d) No failure or delay on the part of either party in exercising any right or remedy provided in this Agreement shall operate as a waiver thereof; nor shall any single or partial exercise of or failure to exercise any such right or remedy preclude any other or further exercise thereof or the exercise of any other right or remedy under this Agreement.

(e) Any notice required or permitted under this Agreement shall be in writing and shall be sent to the appropriate address shown on the first page hereof (unless notice of a changed address has been given) by telecopier, telegram, private overnight courier service or registered or certified airmail, return receipt requested, with postage prepaid.

(f) Licensor's performance hereunder is subject to force majeure, including but not limited to wars, riots, failure of contractors and subcontractors to perform, strikes, labor disturbances, acts of God, fires, floods, explosions, civil disturbances, inability to obtain required material or transportation, and acts of governmental authorities.

(g) Licensee hereby acknowledges that the Licensed Programs may be subject to United States government export control restrictions. In the event Licensee requires to use the Tools portion of the Licensed Programs at one of its development sites outside the United States (other than at Licensee's Japan and Ireland offices), Licensee will notify Licensor in writing and provide Licensor with the contact's name, exact street address, and include the phone and fax numbers to the primary contact receiving the Licensed Programs.

(h) Paragraph headings herein are for convenience only and do not control or affect the meaning or interpretation of any terms or provisions of this Agreement.

(i) This Agreement (including any schedule hereto) supersedes all prior agreements and understandings between the parties, whether written or oral, related to the subject matter and is intended by the parties as the complete and exclusive statement of the terms of their Agreement.

(j) No modification, addition to, or waiver of any of the terms of this Agreement (including any schedule hereto) shall be effective unless in writing and signed by an authorized officer of Licensor. Under no circumstances shall the terms of any purchase order submitted by Licensee to Licensor, whether before or after the execution of this Agreement, be deemed binding upon Licensor. If any of the provisions of this Agreement are invalid under any applicable statute or rule of law, they are, to that extent, deemed omitted.

(k) No action to enforce any claim arising out of or in connection with the transaction which is the subject matter of this Agreement shall be brought by either party against the other more than one (1) year after the cause of action has been discovered.

(l) Promptly after Licensee's acceptance of the final version of the Licensed Programs, Licensor shall deposit the complete source code of the Licensed Programs together with all necessary tools and documentation to allow such source code to be recompiled, with a reputable and independent third party software escrow company, and the parties shall execute a software escrow agreement therefor. In the event that Licensor fails to make such deposit, Licensor shall deliver all such source code, tools, and documentation in a sealed container to Licensee' Legal Department, and Licensee hereby covenants not to open such container unless Licensor becomes bankrupt or otherwise fails to respond to Licensee's requests for support. In such event, Licensee shall be deemed to have all necessary license rights to make, reproduce, use, distribute, license, and sell derivative works of such source code, tools, and documentation in connection with Licensee's distribution of the Software Products.


Agreed to and accepted by:

VOXWARE, INC. (Licensor)

By: /s/ Kenneth H. Traub
    ------------------------
      Authorized Signature

Name:   Kenneth H. Traub

Title:  Executive Vice President and Chief Financial Officer

Date:   September 26, 1995

Agreed to and accepted by:

Microsoft Corporation (Licensee)

By: /s/ Craig S. Bartholomew
    ------------------------
      Authorized Signature

Name:   Craig S. Bartholomew

Title:  Business Unit General Manager

Date:   September 26, 1995
        ------------------

                                                       Agreement No. ___________

                                   SCHEDULE A
                                   ----------

                               Software Products
                               -----------------



The "Software Products" shall mean any and all current and future software products and/or services distributed by or for Licensee within the "Bookshelf" line of products/services, including all future versions thereof whether distributed on fixed storage media, in firmware, via the Internet or other online delivery systems, or by any other means or mechanism of distribution or use now know or hereafter invented. "Software Products" shall include all current and future foreign language editions of Bookshelf, whether distributed by or for Licensee or its partners under the "Bookshelf" name or any foreign language equivalent or substitute name (e.g., "LexiROM" in Germany). In the event that Licensee changes the name of the entire line of Bookshelf products, then "Software Products" shall include all successor reference products containing a dictionary, thesaurus, and other such reference works.

Licensee may, at its option, and subject to payment of the License Fees set out in Schedule C, expand the definition of Software Products by adding any number of additional products. If Licensee elects to use the Licensed Programs in any additional products, Licensee will promptly notify Licensor of its intended use prior to the publication of such additional products.

                                                           Agreement No.________


                                   SCHEDULE B
                                   ----------

                               Licensed Programs
                               -----------------


     The Licensed Programs shall be as follows:

          Tools:  ToolVox/TM/ 1.0 Developer Toolkit "Compress/Decompress" and
          -----
     "Warp-It".

          Redistributables:  ToolVox/TM/ 1.0 "Decompressor" and "Warp-It" for
          ----------------
                             playback only.

                                                         Agreement No.__________



                                  SCHEDULE C
                                  ----------

                                     Price
                                     -----

     Price of ten (10) copies of ToolVox              [**]
     License Fee (Initial Software Product)           [**]

     Total Initial Payment                            [**]


         Acceptance and Payment Terms for the Initial Software Product
         -------------------------------------------------------------

     [**] of the Total Initial Payment ([**]) is due upon execution of the Agreement, for which Licensor shall invoice Licensee. Upon Licensee's acceptance of the version of the Licensed Programs incorporating the following functionality, Licensee shall immediately pay the balance of the Total Initial Payment owed to Licensor as indicated above (i.e., the remaining ([**]). Licensee shall have ten (10) business days following receipt in which to reject such version of the Licensed Programs in writing, which rejection shall be accompanied by a description of Licensee's reasons therefor. Failure to so reject within the 10 day period shall be deemed acceptance. Licensor shall deliver a version of the Licensed Programs containing the following functionality on or before November 15, 1995.:

          1. A feature which enables the user to define multiple "Selects" of ".wav" files for Batch Compression into the Compressor of the Licensed Program.

          2. A multiple load input list function which allows at least 1000 files to be sequenced for Batch Compression processing.

          3. A feature which displays file properties or characteristics when a file name is selected from either an input (.WAV) or output (.VOX) list. These properties include format, length, sampling rate, bit rate and size information.

                         Price of Additional Products
                         ----------------------------

     If Licensee elects to include additional products under the definition of Software Product pursuant to Schedule A, the following discounted pricing schedule shall apply:

     License Fee for Second title published by Licensee              [**]
     License Fee for Third title published by Licensee               [**]
     License Fee for Fourth title published by Licensee              [**]
     License Fee for Fifth title published by Licensee               [**]
     License Fee for Sixth or greater title published by Licensee    [**]

                                                          Agreement No._________

                             ----------------------

              Upgrade Fee for New Releases of the Licensed Program
              ----------------------------------------------------

     If Licensee elects to upgrade by licensing a new release of the Licensed Program for any title to be published by Licensee pursuant to Paragraph 3(b) of this Agreement, Licensee shall pay an Upgrade Fee equal to [**] of the License Fee that Licensee had paid for that particular title. For instance, if Licensee licenses a new release of the Licensed Program for the Initial Software Product, the Upgrade Fee shall be [**] and if Licensee licenses a new release of the Licensed Program for the fourth title, the Upgrade Fee shall be [**].